Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                  Exhibit 11

                 Statement Re: Computation of Per Share Earnings

                                                                     Three Months Ended
                                                                        January 31,
                                                    -----------------------------------------------------
                                                             2000                         1999
                                                    ------------------------     ------------------------
                                                             (in thousands, except per share amount)
                                                       Basic      Diluted           Basic      Diluted
                                                    ------------------------     ------------------------
                                    Net income             $459        $459             $175        $175

                       Weighted average shares

                                   outstanding            5,952       5,952            6,074       6,074

                       Assumed issuances under

                           stock options plans                -          56                -          98
                                                    ------------------------     ------------------------
                                                          5,952       6,008            6,074       6,172


                     Earnings per common share            $0.08       $0.08            $0.03       $0.03
                                                    ========================     ========================
